EXHIBIT 99

                  Report to:

                  CONTINENTAL MINERALS CORPORATION

                  [OBJECT OMITTED]


                                    AND

                  GREAT CHINA MINING INC.


                  Technical Report on the Resource Audit of the Xietongmen Project,
                  Tibet,  People's Republic of China
                  Document No. 0552040101-REP-R0001-00

                  . Third Party Disclaimer
                  .This document has been prepared in response to a specific request for service from the client to whom it is addressed. The content of this document is not intended for the use of, nor is it intended to be relied upon, by any person, firm, or corporation, other than the client of Wardrop Engineering Inc. to whom it is addressed. Wardrop Engineering Inc. denies any liability whatsoever to other parties, who may obtain access to this document, for damages or injury suffered by such third parties arising from use of this document by them, without the express prior written authority of Wardrop Engineering Inc. and its client who has commissioned this document.

                  Confidential

                  This document is for the confidential use of the addressee only. Any retention, reproduction, distribution or disclosure to parties other than the addressee is prohibited without the express written authorization of Wardrop Engineering Inc

Report to:

CONTINENTAL MINERALS CORPORATION

[OBJECT OMITTED]


                  AND

GREAT CHINA MINING INC.

TECHNICAL REPORT ON THE
RESOURCE AUDIT OF THE
XIETONGMEN PROJECT,
TIBET, PEOPLE'S REPUBLIC OF
CHINA


 MARCH 24, 2006
Prepared by  "Andy Nichols"                        Date         March 24, 2006
             -----------------------------------                ----------------------------------
             Andy Nichols, P.Eng.
Prepared by  "Greg Mosher"                         Date         March 24, 2006
             -----------------------------------                ----------------------------------
             Greg Mosher, P.Geo.
Reviewed by  "Tim Maunula"                         Date         March 24, 2006
             -----------------------------------                ----------------------------------
             Tim Maunula, P.Geo.
             -----------------------------------                ----------------------------------
Authorized by"Tim Maunula"                         Date         March 24, 2006
             -----------------------------------                ----------------------------------
             Tim Maunula, P.Geo.

WARDROP

905-1130 West Pender Street, Vancouver, British Columbia  V6E 4A4
Phone: 604-408-3788  Fax: 604-408-3722  E-mail: vancouver@wardrop.com


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                              --------------------        AND DATE               AND DATE
                                    AND DATE
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

SUMMARY
--------------------------------------------------------------------------------

             The Xietongmen Property is situated 240 kilometers southwest of Lasha, in southwest Tibet, People's Republic of China. The Property is underlain by dacitic tuffs of Late Cretaceous to Eocene age that are in part altered and contain disseminated copper and gold mineralization.

             The  Property is   comprised of  one   Mineral Resource Exploration
             Permit   (Certificate  No. 0100000420086)  that is 12.9 square kil-
             ometers in area.

             Under an agreement signed in January 2005, Continental acquired the right to purchase 50% or 60% of the shares of Highland Mining Inc.
             ("Highland").  Highland owns Tibet Tian Yuan  Minerals  Exploration
             Ltd. (Tian Yuan), a private Chinese corporation that holds the Xietongmen Exploration Permit. A 50% interest in Highland can be acquired for US$7 million; a 60% interest can be purchased for US$10 million.

             During 2005, Continental drilled 62 holes (20,932 meters aggregate length) to test the distribution and grade of the copper and gold mineralization at Xietongmen. Continental subsequently carried out an in-house resource estimate that was based primarily upon the assay results obtained from the 2005 drill campaign.

             Wardrop Engineering Inc. (Wardrop) has been retained by Continental
             Minerals Corporation (Continental) to conduct an audit of the Con-tinental resource estimate.

             Mineralization   at  Xietongmen   occurs  within  a  west-northwest
             trending,  gossanous  alteration  zone  from 150 to 500  meters  in width,  that has developed within dacitic tuffs and has been traced over 1,500 meters by geochemical  surveys,  geological  mapping and test pit excavation, and for at least an additional 2,500 meters by prospecting.

             Mineralization is comprised of a gold-bearing  oxide cap from which copper has been  leached,  an underlying  auriferous  zone of mixed
             oxide  and  hypogene  sulphide  with  variable   concentrations  of
             supergene chalcocite that commonly enrich the uppermost part of the deposit  in  copper,  and a thick  underlying  hypogene  zone  that contains primary copper and gold  mineralization.  The near-surface oxide and mixed  supergene/hypogene  zones rarely  extend more than about 50 meters below surface.

--------------------------------------------------------------------------------
             Cautionary Note to U.S. Investors concerning estimates
                      of Measured and Indicated Resources
--------------------------------------------------------------------------------
             This  section use the terms  `measured  resources'  and  `indicated
             resources'.  The Company  advises  investors that while those terms are  recognized  and  required  by Canadian  regulations,  the U.S.
             Securities and Exchange  Commission  does not recognize  them. U.S.
             Investors  are  cautioned  not to  assume  that  any part or all of mineral  deposits in these  categories  will ever be converted into reserves.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             Cautionary Note to U.S. Investors concerning estimates
                             of Inferred Resources
--------------------------------------------------------------------------------
             The following section uses the term `inferred resources'. The Company advises investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. `Inferred resources' have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of economic studies, except in rare cases. U.S. Investors are cautioned not to assume that any part or all of an inferred resource exists, or is economically or legally mineable
--------------------------------------------------------------------------------

             At a copper-equivalent cutoff grade of 0.5%, Continental has estimated that the Xietongmen deposit contains a Measured Resource of about 106.3 million tonnes of with an average grade of 0.49% copper and 0.73 grams / tonne gold, to give a copper equivalent grade of 0.91%, and an Inferred Resource of 28.8 million tonnes with an average grade of 0.43% copper and 0.59 grams / tonne gold to give a copper equivalent grade of 0.78%.

             At the same cutoff, Wardrop estimated a Measured Resource of 118.6 million tonnes with an average grade of 0.43% copper and 0.73 grams / tonne gold to give a copper equivalent grade of 0.85%. The estimated Inferred Resource at a cutoff of 0.5% copper equivalent is 14.0 million tonnes with an average grade of 0.34% copper and
             0.67 grams / tonne gold to give a copper equivalent grade of 0.78%.

              The two estimates differ by about seven percent (7%) with respect to contained metal.

             At the present level of knowledge, the Continental resource estimate for the Xietongmen deposit is considered by Wardrop to be reliable.

             Continental is proceeding with additional drill evaluation of the Xietongmen deposit; no departures from their present procedures are recommended.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


1.0      Introduction and Terms Of Reference..................................1
         1.1      Introduction................................................1
         1.2      Terms of Reference..........................................1

2.0      Reliance on Other Experts............................................2

3.0      Property Description.................................................3

4.0      Physiography, Climate, Accessability, Local Resources................6

5.0      History..............................................................7

6.0      Geological Setting...................................................8
         6.1      Regional and Local Geology..................................8
         6.2      Property Geology............................................9

7.0      Deposit Types........................................................11

8.0      Mineralization.......................................................12

9.0      Exploration..........................................................13

10.0     Sampling Method and Approach.........................................15

11.0     Sample Preparation, Analysis and Security............................16

12.0     Data Verification....................................................18

13.0     Adjacent Properties..................................................19

14.0     Metallurgical Testing................................................20

15.0     Mineral Resource Estimate............................................21
         15.1     Data........................................................21
         15.2     Composite Length............................................21
         15.3     Capping.....................................................21
         15.4     Bulk Density................................................22
         15.5     Geological Interpretation...................................22
         15.6     Spatial Analysis............................................22
         15.7     Resource Block Model........................................23
         15.8     Interpolation Plan..........................................23
         15.9     Copper Equivalency Formula..................................23
         15.10    Mineral Resource Classification.............................23
         15.11    Mineral Resource Tabulation.................................24

16.0     Conclusions..........................................................25

17.0     Recommendations......................................................26

18.0     References...........................................................27

19.0     Certificates of Authors..............................................28
         19.1     Certificate of Andrew Nichols...............................28
         19.2     Certificate of Greg Mosher..................................30


TABLES

Table 15-1: Xietongmen Bulk Densities.........................................22
Table 15-2: Variography Parameters............................................22
Table 15-3: Continental & Wardrop Resource Summaries by Cutoff................24



FIGURES


Figure 3-1: Xietongmen Project Location........................................4
Figure 3-2: Xietongmen Property Outline........................................5
Figure 4-1:  Xietongmen Site...................................................6
Figure 9-1:  Plan of 2005 Drill Holes.........................................14
Figure 11-1  Xietongmen Drill Core Sampling and Analytical Flow Chart.........16

1.0      Introduction and Terms Of Reference
--------------------------------------------------------------------------------

1.1          INTRODUCTION

             The Xietongmen Property is situated 240 kilometers southwest of Lhasa, in southwest Tibet, People's Republic of China. The Property is underlain by dacitic tuffs of Late Cretaceous to Eocene age that are in part altered and contain disseminated copper and gold mineralization.

             Continental Minerals Corporation (Continental) has the right to acquire up to 60% interest in the mineral exploration license that comprises the Xietongmen Property (Property).

             During 2005, Continental drilled 62 holes (20,932 meters aggregate length) to test the distribution and grade of the copper and gold mineralization at Xietongmen. Continental subsequently carried out an in-house resource estimate that was based primarily upon the assay results obtained from the 2005 drill campaign.

1.2          TERMS OF REFERENCE

             Wardrop Engineering Inc. (Wardrop) has been retained by Continental Minerals Corporation (Continental) to conduct an audit of a resource estimate that Continental has carried out on the Xietongmen copper-gold property and reported in a news release dated February 8, 2006. This report documents the review by Wardrop of the Continental resource estimate.

2.0      RELIANCE ON OTHER EXPERTS
--------------------------------------------------------------------------------

             Wardrop has relied on others for information in this report. Information from third-party sources is referenced. Wardrop has used this information under the assumption that it was prepared by Qualified Persons.

             Data provided to Wardrop is listed in the applicable sections of the report.

             As part of the preparation of this report, a site visit to the Xietongmen Property was carried out by Andy Nichols, P.Eng, during the period 26th to 28th October 2005.

3.0  PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

             The Xietongmen property is situated 240 kilometers southwest of Lhasa, in Xietongmen County, Rikaze Prefecture, southwest Tibet, People's Republic of China. The center of the Property is at approximately 29.38(degree) North Longitude and 88.43(degree)East Latitude. (Figure 3.1)

             The Property is comprised of one Mineral Resource Exploration Permit (Certificate No. 0100000420086) that is 12.9 square kil-ometers in area. Wardrop has not verified the legal status of the Property.

             Under an agreement signed in January 2005, Continental acquired the right to purchase 50% or 60% of the shares of Highland Mining Inc. ("Highland"). Highland owns Tibet Tian Yuan Minerals Exploration Ltd. (Tian Yuan), a private Chinese corporation that holds the Xietongmen Exploration Permit. A 50% interest in Highland can be acquired for US$7 million; a 60% interest can be purchased for US$10 million.

             To acquire the initial 50%, Continental must: 1) pay US$2 million for 50% of the currently outstanding Highland shares - US$1.2 million upon Chinese and Canadian regulatory approval, and the balance of US$800,000 within one year, and 2) provide a further US$5 million investment in Highland to fund exploration of the Xietongmen Project.

             Of the US$5 million, exploration expenditures of US$3 million were to be funded by November 9, 2005 with a further US$2 million of exploration expenditures funded by November 9, 2006. Continental can then increase its interest in Highland to 60% within the following year through investment of an additional US$3 million in Highland to fund exploration. Continental is the operator of the project.

             The Exploration Permit is valid until July 01, 2006. Maintenance of the Permit requires payment of an annual fee equivalent to about CAD$20.00 / square kilometer (CAD$258 / year total), as well as work commitments equivalent to CAD$80,000 to $100,000 per annum.

             There are no other financial or environmental encumbrances on the Property.

             All permits necessary to conduct the presently planned work program are in place.

                  Figure 3-1: Xietongmen Project Location


                [Figure omitted]

                  Figure 3-2: Xietongmen Property Outline



                [Figure omitted]

4.0      PHYSIOGRAPHY, CLIMATE, ACCESSABILITY, LOCAL RESOURCES
--------------------------------------------------------------------------------

             The Xietongmen Property is located approximately 240 kilometers southwest of Lhasa, the provincial capital of Tibet, and about 50 kilometers from Rikaze, the local capital. A two-lane paved road passes within one kilometer of the southern boundary of the Property and four-wheel drive roads provide access to that portion of the Property that has been tested by drilling. (Figure 4.1)

             The area of current exploration is at an altitude of approximately 4,200 m above sea level.

             Vegetation and soil cover on the mountain sides are sparse. Abundance and type of vegetation is determined by rainfall and water supply.

             Figure 4-1:  Xietongmen Site


             [Figure omitted]


             The average annual temperature is 6.3o C, the temperature ranges from -5 to +15o C in December to +10 to >25o C in the summer. Annual precipitation is about 420 millimeters and most falls during the July - August monsoon period. The area has about 250 frost-free days per annum. The climate is not extreme; exploration and exploitation can be conducted on a year-round basis.

5.0      HISTORY
--------------------------------------------------------------------------------

             The following is excerpted from Rebagliati, 2004.

             During the period 1983 - 1985, the Central Chinese Government funded regional geological surveys at a scale of 1:1,000,000.

             The Tibet Geological Bureau sponsored 1:500,000-scale regional geochemical stream sediment surveys during the period 1989-1990.

             In  2000  the  Tibet  Geological   Bureau   implemented   follow-up
             investigation of a gold anomaly that had been detected by the regional stream sediment surveys. This work included geological, geophysical and soil geochemical surveying and the excavation of several widely spaced test pits to determine the cause of the soil geochemical anomaly.

             In 2001 and 2002 the 6th Geological Exploration Team of Tibet excavated adits PD01 (172 meters) and PD04 (443 meters) to determine the nature and tenor of the mineralization. Consecutive two-meter-long channel samples were cut from the toe of the adit walls.

             In  December 2002,   Honglu  Investment  Holdings,   Inc.  (Honglu)
             acquired the Property and an Exploration License through its 65% owned subsidiary Danlu Resource Development Co. Ltd.

             In July 2003, Great China Mining Inc. (Great China Mining) acquired a 100% interest in the Property from Honglu and drilled two vertical holes (ZK301 and ZK701) with an aggregate length of 703 m.

             In January 2005, Continental entered an agreement with Great China Mining to acquire up to a 60% interest in the Property, and in April 2005, began a core drilling program.

6.0  GEOLOGICAL SETTING
--------------------------------------------------------------------------------

             The following description is largely excerpted from Rebagliati, 2004.

6.1      REGIONAL AND LOCAL GEOLOGY

              The  tectonic  framework  of China is  dominated  by three  global
             orogenic  systems:   the   Central-Asian  or   Paleo-Tethyan,   the
             Circum-Pacific and Tethys-Himalaya systems. Relevant to the Property area, the Tethys-Himalaya system in southwestern China is the product of subduction of the Pacific Ocean floor beneath China, and the indentation of the Indian continent into Eurasia. Fold belts are dominantly products of subduction and accretion of oceanic complexes and were the focus of deformation in Paleozoic-Mesozoic cratonic collisions during final ocean closures.

             The Gangdese Arc is a continental plutonic-volcanic complex that formed in two stages during the late Jurassic-early Cretaceous and the late Cretaceous-Tertiary subduction of Neo-Tethys oceanic crust beneath the Lhasa terrane, and includes both volcanic and intrusive rock types of intermediate to felsic, calc-alkalic composition. Plutonic activity ranged from 120 Ma to 30 Ma (million years).

             West of Lhasa, the Gangdese thrust juxtaposes Late Cretaceous-age Xigase Group forearc basin deposits of the Lhasa Block over Tethyan sedimentary rocks of the Indian plate.

             In  the  region  of  the  Xietongmen  Property,   Carboniferous  to
             Tertiary-age volcanic and sedimentary rocks are intruded by Cretaceous to Tertiary-age granitic plutons. Major east-trending faults are cut by northeast- and north-trending faults and many units are in fault contact.

             In the  Xietongmen  property  region,  the  Gangdese  batholith  is
             characterized  by  east-west   elongated   plutons  with  preserved
             remnants of Cretaceous to Tertiary volcanic rocks.

             Known styles of mineralization within the Gangdese Arc are typical of magmatic arc settings in the Andes and southwestern North America.

             The volcanic and intrusion-hosted Xietongmen copper-gold deposit is located in the central part of the arc.

6.2   PROPERTY GEOLOGY


             The Property is underlain by three major geological units: 1) a sequence of dacitic tuffs, 2) a granodiorite pluton, and 3) a late hornblende-quartz diorite intrusive.

             The dacite tuffs host the mineralization and are assumed to belong to the Linzizong Formation of Late Cretaceous to Eocene age. These tuffs strike west-northwest and dip 40(0) to 50o to the north.

             The volcanic rocks were affected by contact metamorphism that is attributed to emplacement of a biotite granodiorite pluton located near, and extending east of, the eastern property boundary.

             The volcanic sequence has also been intruded by several bodies of hornblende quartz diorite that are younger than the granodiorite. The largest diorite bodies are located immediately west of the area of current drilling, and extend as fault-dissected bodies to the south and west of the Xietongmen deposit.

             Faulting is common within and near the Xietongmen deposit. West-northwest striking, moderately north-dipping, bedding-parallel structures occur in the footwall of the deposit, and may also form parts of the hangingwall. These faults are cut by steep, north-trending faults.

             Figure 5.2:  Xietongmen Property Geology


              [Figure omitted]

7.0          DEPOSIT TYPES
--------------------------------------------------------------------------------

             The proximity to the Gangdese batholith and diorite porphyry stock, and the broad extent and form of the gold-copper mineralization, suggest that the Xietongmen deposit is a porphyry-type gold-copper deposit, although atypical of this class in that the mineral host is the country rock rather than the intrusive. The deposit also has minor gold copper- zinc skarn-like features that have been overprinted by a contact metamorphic aureole associated with the Gangdese batholith.

8.0          MINERALIZATION
--------------------------------------------------------------------------------

             Excerpted from Rebagliati, 2004

             Mineralization at Xietongmen occurs within a west-northwest trending, gossanous alteration zone from 150 to 500 meters in width, that has developed within dacitic tuffs and has been traced over 1,500 meters by geochemical surveys, geological mapping and test pit excavation, and for at least an additional 2,500 meters by prospecting.

             Mineralization is comprised of a gold-bearing oxide cap from which copper has been leached, an underlying auriferous zone of mixed oxide and hypogene sulphide with variable concentrations of supergene chalcocite that commonly enrich the uppermost part of the deposit in copper, and a thick underlying hypogene zone that contains strong primary grades of copper and gold. The near-surface oxide and mixed supergene/hypogene zones rarely extend more than about 50 meters below surface.

             Figure 7.1:  Alteration Zones, Xietongmen Deposit area


              [Figure omitted]

9.0      EXPLORATION
--------------------------------------------------------------------------------

         Continental has completed the following exploration on the property:

         1) Geological mapping at scales ranging from 1:5,000 to 1:1,000 in the southern half of the property and some of the surrounding area.

         2) Optical petrography and scanning electron microscopy of about 110 polished thin sections to evaluate rock types and to define the mineralogy of alteration and mineralization assemblages.

         3) Rock chip geochemistry of some 300 surface samples, mostly from within about 1,000 meters of the area of current drilling.

         4) Collection of 86 soil geochemical samples, northwest of the area of drilling, along five grid lines spaced 100 meters apart.

         5)   Isotopic dating of alteration sericite at 47.1+/-0.3 Ma.

         6)   63 drill holes with an aggregate length of 21,330 meters.

             Figure 9-1:  Plan of 2005 Drill Holes


                [Figure omitted]

10.0      SAMPLING METHOD AND APPROACH
--------------------------------------------------------------------------------

             Excerpted from Rebagliati and Lang, 2006

             Drillcore was collected from the drill sites and delivered to the core processing facility in Rikaze by Continental staff where it was logged, geologically and geotechnically, and marked for sampling.

             Half-core samples were cut with a diamond saw. The core for the entire length of the drill hole was sampled, generally in two meter lengths.

             After the drill core was sawn, half was returned to the core box and stored indoors in a secure core storage building. The sampled half-core was transferred to an adjacent preparation facility supervised by Acme Analytical Laboratories.

             Geological and geotechnical logs were entered into a database together with the sample intervals and numbers.

11.0         SAMPLE PREPARATION, ANALYSIS AND SECURITY
--------------------------------------------------------------------------------

             Excerpted from Rebagliati and Lane, 2006

             The sampling and analytical procedures for the 2005 Xietongmen drill program are summarized in Figure 11.1, below:

                [Figure omitted]

             All sample preparation was carried out under supervision of Acme Analytical Laboratories personnel.

             The sampled half-core was oven-dried and then crushed to 75% passing -10 mesh. The crushed sample was split and a 250-gram portion was bagged for shipment. Samples were shipped in wooden crates, first by truck from the project site to Lhasa, and then by air freight to Acme Analytical Laboratories in Vancouver, Canada.

             The crushed rejects were stored for duplicate analysis as required.

             Gold analysis was by 30 g Fire Assay fusion with an Inductively Coupled Plasma-Atomic Emission Spectroscopy (ICP-AES) finish.

             Copper assays, together with those for 39 other elements, were done by four acid digestion with an ICP-AES finish on all samples.

             Continental included standards, blanks and duplicates with the drillcore samples, in addition to Acme's internal quality control samples.

12.0         DATA VERIFICATION
--------------------------------------------------------------------------------

             The drillhole data set, upon which the Continental resource estimate is based, is comprised of copper and gold analyses for 62 holes. Wardrop conducted a review of six of those holes to evaluate the quality of data entry. Drillhole assay data as well as scanned copies of laboratory assay sheets from Acme Analytical Laboratories were received from Continental in pdf format. Copper and gold assay data on the drill logs were compared with the corresponding sample numbers and assay values on the laboratory assay sheets. No data entry mistakes were found.

             As a further check, the interval data on the drill logs were compared with the corresponding interval data contained in the data file "straight_composites.xls", that was received from Continental and contains copper and gold assays together with the corresponding drillhole and interval data. No errors were found in this review.

             Continental used three commercial gold-copper standards to monitor analytical accuracy. One standard was inserted into the sample stream for every 19 samples (5%), and samples were re-analyzed if the assay for the associated standard exceeded three standard deviations from the expected mean. A total of 850 samples were re-run because of standard failures. All re-assays of standards were acceptable.

             A total of 526 duplicate samples, comprised of a second 250 gram split from the coarse-crushed material, were chosen by random selection. The duplicate samples were analyzed in duplicate to provide three duplicate assays for each primary sample. Duplicate pulps were also assayed by ALS Chemex in North Vancouver, Canada, for gold, copper and a multi-element suite using the same analytical methods employed by Acme. No aberrant analyses of duplicate samples were reported by Continental.

             Continental submitted 66 blank samples, prepared from barren granodiorite, to assess cross-sample contamination. Three blanks had assay values on the order of 0.05 grams / tonne gold and were attributed to contamination from adjacent samples during the crushing stage. These results led to more stringent cleaning of crushing equipment between samples.

13.0         ADJACENT PROPERTIES
--------------------------------------------------------------------------------


             There are no known geologically similar deposits in the general area of southwestern China that can be compared to Xietongmen in order to provide an enhanced understanding of the nature or potential size of that deposit.

14.0         METALLURGICAL TESTING
--------------------------------------------------------------------------------

             Metallurgical testwork has been conducted on quartered drill core that had previously been halved for assay. Sample types were selected to represent the principal styles of mineralization across a significant area portion of the deposit, and included oxide, supergene, and three levels of hypogene material. Approximately 40 kilograms of each sample type were sent to Process Research Associates Ltd. (PRA) in Vancouver for the metallurgical testwork program. The hypogene samples were blended into a single sample for testing.


             Four flotation tests (two at natural pH, two at pH 9.5) were performed to determine the responses of the supergene sample and the hypogene composite. Samples were ground to 80% ~120 microns. At pH 9.5, the tests achieved 95% recovery of the copper from the supergene sample and 96% from the copper from the hypogene sample.

15.0         MINERAL RESOURCE ESTIMATE
--------------------------------------------------------------------------------

15.1         DATA

             Three spreadsheet data files were received from Continental:

             Xietongmen_Drill_Data_20060106.xls
             straight_composites.xls
             4mrl_composites.xls

             The first file contained collar location data, the second raw assay data, and the third contained four-meter composited assay data for copper and gold, together with the identification of source drill holes, spatial locations (xyz), and hostrock code.

             Together with these data files, a drillhole location plan was supplied in pdf format (modified as Figure 8.1 in this report), as well a Word document (xiet.doc) that provided an explanation of the estimation procedures, assumptions and parameters employed by Continental.

15.2         COMPOSITE LENGTH

             Continental used four-meter composites for the resource estimate. Most samples were collected in two-meter lengths and the block model was comprised of 10-meter cubes (see below, Section 15.7), so a composite length of four meters is considered by Wardrop to be appropriate.

15.3         CAPPING

             The assay data in the composite file had been capped by Continental at 5 grams / tonne for gold and 2.0 percent for copper. These capping values were based upon analysis of cumulative log probability plots of gold and copper assays. Wardrop was supplied with log probability plots of gold and copper for six geological domains: hypogene, oxide, supergene, dike, waste, and overburden.

             Assays from the hypogene zone represent the largest sample population, and the capping values agree well with breaks in slope for the cumulative probability plots for gold and copper for those populations. The capping values are therefore considered by Wardrop to be reasonable.

15.4         BULK DENSITY

             Continental conducted 1,402 specific gravity measurements of drillcore samples from four geological environments: hypogene, oxide, supergene, and waste. Wardrop was provided with a table, reproduced below as Table 15.1, giving the number of samples, minimum, maximum, median and average values for samples from each of these environments, together with a description of the measurement procedure. The median values were used by Continental in their resource estimate and by Wardrop in their audit.


             Table 15-1: Xietongmen Bulk Densities


             LITHOLOGY  NUMBER  MINIMUM  MAXIMUM  MEAN  MEDIAN
             ---------  ------  -------  -------  ----  ------
             OXIDE       43     2.12     3.31     2.54  2.52
             SUPERGENE  172     2.19     3.13     2.74  2.76
             HYPOGENE   1136    2.09     4.38     2.83  2.81
             WASTE       51     2.65     3.39     2.74  2.71

15.5         GEOLOGICAL INTERPRETATION

             On the basis of degree of oxidation, Continental modeled the Xietongmen deposit as three zones: oxide, supergene and hypogene, and formed triangulated solids of these zones. Wardrop received these solids in dxf format and imported them into Gemcom. In addition, Continental provided dxf files of surface topography and the unmineralized footwall.

             On the basis of the data contained in the Xietongmen_Drill_Data_20060106.xls and 4mrl_composites.xls files, Wardrop prepared header, survey, geology and assay files and imported the data into Gemcom (version 5.5). Lithology, as represented by the drillhole plots, was compared to the boundaries of the zones as represented by the geological solids. The geological solids were found to closely honour the drill data.

15.6         SPATIAL ANALYSIS

             Continental calculated variograms for copper and gold based upon data from the hypogene zone as there was insufficient data from the other zones to support such an estimate. The resultant ranges and ellipse orientations are reproduced below. Wardrop used the same ellipse dimensions, and the same axis orientations, translated into ZXZ coordinates by Continental, for block model grade interpolation within Gemcom.


             Table 15-2: Variography Parameters

                                                                        Axis (meters)
                        Nugget  C1      Major   Intermediate    Minor   Bearing         Plunge   Dip
             Au         0.31      0.69    300         125         90         130             0     -80
             Cu         0.20      0.80    555         390         95         130           -26     -60
             Au               Gemcom Rotation Equivalencies                  -40           -80       0
             Cu               Gemcom Rotation Equivalencies                  -40           -60      30

15.7        RESOURCE BLOCK MODEL

              In reproducing  the block model in Gemcom,  Wardrop used the block model parameters developed by Continental: origin at 638410 East, 3248810 North, 4350 Elevation. Axes were oriented north and east; blocks were 10 meters on a side (cubic). The model contained (89 columns 890 meters east-west), 69 rows (690 meters north-south), and 84 levels (840 meters vertical) to 3510 meters above sea level.

15.8         INTERPOLATION PLAN

             Continental estimated the Xietongmen resource by ordinary kriging; Wardrop did likewise. Because the estimate does not encompass the entire block model, comparative estimates such as inverse distance or nearest-neighbour were not made, as the results of different interpolation methodologies are directly comparable only on a global, i.e. full block model, basis. Both the Continental and Wardrop models required a minimum of two holes and a minimum of three samples from a given hole, in order for a grade to be interpolated into a block.

15.9      COPPER EQUIVALENCY FORMULA

             Copper equivalency grades were estimated by converting gold grades, expressed in grams / tonne, to copper equivalent grades, expressed in percent, and adding this value to the corresponding copper value. Metal prices used by Continental and repeated by Wardrop, were US$1.00/pound for copper and US$400/troy ounce for gold. Key assumptions are:

             1 troy ounce = 31.10348 grams
             1 troy ounce of gold =  US$400.00
             1 gram of gold =  $400/31.10348 = US$12.86
             1 metric tonne = 2,204.6 pounds avoirdupois
             1% of 1 metric tonne = 22.046 pounds avoirdupois
             1 pound of copper = US$1.00
             % copper equivalency of gold = ((grams gold *12.86)/22.046)*1

15.10        MINERAL RESOURCE CLASSIFICATION

             To date, no economic evaluation of the Xietongmen deposit has been carried out, therefore no mineral reserves have been calculated as mineral reserves can only be estimated on the basis of an economic evaluation. Mineral resources that are not mineral reserves do not have economic viability.

             In their estimate, Continental classified the Xietongmen resource into Measured and Inferred categories. The Measured category included all blocks for which the average distance from the input samples was 75 meters or less. Inferred resources comprise those blocks between 75 and 100 meters from the input samples.

             Given the continuity of grade as demonstrated by the variographic ranges of both copper and gold, the 75-meter limit for the Measured classification represents about 25% of the range for gold, and less than 15% of that for copper. The 100-meter limit for the Inferred category represents 30% of the range for gold and less than 20% of the range for copper. These constraints are considered to be both conservative and acceptable.


15.11        MINERAL RESOURCE TABULATION

--------------------------------------------------------------------------------
                  Cautionary Note to U.S. Investors concerning
                 estimates of Measured and Indicated Resources

             This section use the terms `measured resources' and `indicated resources'. The Company advises investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  Cautionary Note to U.S. Investors concerning
                        estimates of Inferred Resources
--------------------------------------------------------------------------------
             The following section uses the term `inferred resources'. The Company advises investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. `Inferred resources' have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of economic studies, except in rare cases. U.S. Investors are cautioned not to assume that any part or all of an inferred resource exists, or is economically or legally mineable
--------------------------------------------------------------------------------

             Table 15.4 provides a comparison of the Continental and Wardrop estimate summaries for Measured and Inferred resources.

                 TABLE 15-3: CONTINENTAL & WARDROP RESOURCE SUMMARIES BY CUTOFF


                             CONTINENTAL MEASURED RESOURCE SUMMARY

             CUTOFF     TONNES          CUEQ    COPPER  GOLD    COPPER          GOLD
             CUEQ          T             %        %      g/t    POUNDS          TROY OZ
             ------     -----           ----    ------  ----    ------          -------
             >0.70       79,700,000     1.01    0.54    0.81      948,000,000   2,070,000
             >0.50*     106,300,000     0.91    0.49    0.73    1,148,000,000   2,490,000
             >0.30      130,700,000     0.81    0.44    0.65    1,268,000,000   2,730,000



                            CONTINENTAL INFERRED RESOURCE SUMMARY

             CUTOFF     TONNES          CUEQ    COPPER  GOLD    COPPER        GOLD
             CUEQ          T             %        %      g/t    POUNDS        TROY OZ
             ------     -----           ----    ------  ----    ------        -------
             >0.70      16,200,000      0.91    0.54    0.71    179,000,000   370,000
             >0.50      28,800,000      0.78    0.43    0.59    273,000,000   550,000
             >0.30      41,200,000      0.66    0.37    0.50    336,000,000   660,000


                             WARDROP MEASURED RESOURCE SUMMARY

             CUTOFF     TONNES          CUEQ    COPPER  GOLD    COPPER          GOLD
             CUEQ          T             %        %      g/t    POUNDS          TROY OZ
             ------     -----           ----    ------  ----    ------          -------
             >0.70       78,100,000     0.98    0.50    0.83      860,000,000   2,081,000
             >0.50      118,600,000     0.85    0.43    0.73    1,122,000,000   2,770,000
             >0.30      160,400,000     0.73    0.37    0.63    1,301,000,000   3,230,000


                            WARDROP INFERRED RESOURCE SUMMARY

             CUTOFF     TONNES          CUEQ    COPPER  GOLD    COPPER        GOLD
             CUEQ          T             %        %      g/t    POUNDS        TROY OZ
             ------     -----           ----    ------  ----    ------        -------
             >0.70       6,300,000      0.91    0.44    0.80     61,800,000   161,000
             >0.50      14,000,000      0.73    0.34    0.67    105,000,000   302,000
             >0.30      25,500,000      0.58    0.26    0.55    146,000,000   449,000

             At cutoff levels of 0.3% and 0.5% copper equivalent, the Wardrop Measured resource estimate has resulted in lower grades and larger tonnages in comparison to the Continental estimate. Agreement between the Wardrop and Continental estimates at the cutoff level of 0.7% copper equivalent is close. Contained metal is similar at all cutoff levels, although Wardrop estimated higher levels of contained copper and gold than did Continental.

             The Inferred category as calculated by Wardrop contains fewer tonnes at lower grade than those calculated by Continental.

             The Wardrop estimate appears to have allocated more blocks to the Measured category and fewer to the Inferred category than did the Continental estimate, but this difference is attributed to differences in software algorithms (Continental used Vulcan software, Wardrop used Gemcom) and the Wardrop estimate is regarded as a confirmation of the Continental estimate of contained metal.

16.0         CONCLUSIONS
--------------------------------------------------------------------------------

             The sampling methodologies and quality-assurance / quality-control measures employed by Continental in the collection of core samples during the Xietongmen 2005 drill program are considered to be consistent with industry standards.

             The estimation parameters and assumptions used by Continental in their resource estimate are considered reasonable and acceptable.

             At a copper-equivalent cutoff grade of 0.5%, Continental has estimated that the Xietongmen deposit contains a Measured Resource of about 106.3 million tonnes of with an average grade of 0.49% copper and 0.73 grams / tonne gold, to give a copper equivalent grade of 0.91%, and an Inferred Resource of 28.8 million tonnes with an average grade of 0.43% copper and 0.59 grams / tonne gold to give a copper equivalent grade of 0.78%.

             At the same cutoff, Wardrop estimated a Measured Resource of 118.6 million tonnes with an average grade of 0.43% copper and 0.73 grams / tonne gold to give a copper equivalent grade of 0.85%. The estimated Inferred Resource at a cutoff of 0.5% copper equivalent is 14.0 million tonnes with an average grade of 0.34% copper and
             0.67 grams / tonne gold to give a copper equivalent grade of 0.78%.

             The two estimates differ by about seven percent (7%) with respect to contained metal.

             At the present level of knowledge, the Continental resource estimate for the Xietongmen deposit is considered by Wardrop to be reliable.

17.0         RECOMMENDATIONS
--------------------------------------------------------------------------------


             Continental is proceeding with additional drill evaluation of the Xietongmen deposit; no departures from their present procedures are recommended.

18.0         REFERENCES
--------------------------------------------------------------------------------

             Nichols, A. and Hall, R., 2005
             Conceptual Study, Xietongmen Project, Tibet, People's Republic of China Wardrop Engineering For Continental Minerals Corporation and Great China Mining Inc.

             Rebagliati, C.M., April 23, 2004
             Summary report on the Xietongmen Deposit
             For Continental Minerals Corporation

             Rebagliati, C.M. and Lang, James R., February 9, 2006
             Excerpt From:
             Summary Report on the 2005 Exploration Program at the Xietongmen Property
             For Continental Minerals Corporation

19.0         CERTIFICATES OF AUTHORS
--------------------------------------------------------------------------------

19.1         CERTIFICATE OF ANDREW NICHOLS

             I, Michael Andrew Nichols do hereby certify that as an author of this TECHNICAL REPORT ON THE RESOURCE AUDIT OF THE XIETONGMEN PROJECT, TIBET, PEOPLE'S REPUBLIC OF CHINA, dated March 24, 2006, I hereby make the following statements:

             o I am Chief Mining Engineer with Wardrop Engineering Inc. with a business address at 900 - 1130 West Pender Street, Vancouver, British Columbia.

             o I am a graduate of Camborne School of Mines, England (ACSM, 1973).

             o      I am a  member  in  good  standing  of  the  Association  of
                    Professional   Engineers   and   Geoscientists   of  British
                    Columbia. (Registration #125865).

             o I have practiced my profession as a Mining Engineer for 30 years.

             o I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that, by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

             o I am responsible for part of the preparation of Sections 3, 4, 5, 9, 10, and 11 of this technical report titled "Technical Report on the Resource Audit of the Xietongmen Project, Tibet, People's Republic of China, dated March 24, 2006.

             o I have visited the Xietongmen Project Property between 26th and 28th October 2005.

             o As of the date of this Certificate, to my knowledge, information and belief, this Technical Report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

             o      I am independent of the Issuer applying the tests set out in
                    Section 1.4 of National Instrument 43-101.

             o      I have read  National  Instrument  43-101 and the  Technical
                    Report  has  been  prepared  in  compliance   with  National
                    Instrument 43-101 and Form 43-101F1.

             o I consent to the filing of this Technical Report with any stock exchange or other regulatory authority and any publication by them, including electronic publication in the public company files on their web sites accessible by the public, of the Technical Report.

                    Signed and dated this 1st day of March, 2006 at Vancouver, British Columbia.


                      /s/ "Andy Nichols"
                      --------------------------------
                      Andy Nichols, P.Eng.
                      Chief Mining Engineer
                      Wardrop Engineering Inc.

19.2         CERTIFICATE OF GREG MOSHER

             I Gregory Zale Mosher of Vancouver, British Columbia, certify that as an author of this TECHNICAL REPORT ON THE RESOURCE AUDIT OF THE XIETONGMEN PROPERTY, TIBET, PEPOLE'S REPUBLIC OF CHINA, dated March 24, 2006, I hereby make the following statements:

             o I am a consulting geologist with Wardrop Engineering Inc. with a business address at 905 - 1130 West Pender Street, Vancouver, British Columbia.

             o I am a graduate of Dalhousie University, (B.Sc. Hons., 1970) and McGill University (M.Sc. Applied, 1973).

             o I am a member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia (License # 19267).

             o I have practiced my profession in mineral exploration continuously since graduation.

             o I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that, by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purpose of NI 43-101.

             o I am responsible for the preparation of Sections 1,2, 6, 7, 8, and 12 - 18 of this technical report titled " Technical Report on the Resource Audit of the Xietongmen Project, Tibet, People's Republic of China", dated March 24, 2006.

             o I have no prior involvement with the property that is the subject of the Technical Report.

             o As of the date of this Certificate, to my knowledge, information and belief, this Technical Report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

             o      I am independent of the Issuer applying the tests set out in
                    Section 1.4 of National Instrument 43-101.

             o      I have read  National  Instrument  43-101 and the  Technical
                    Report  has  been  prepared  in  compliance   with  National
                    Instrument 43-101 and Form 43-101F1.

             o I consent to the filing of this Technical Report with any stock exchange or other regulatory authority and any publication by them, including electronic publication in the publicly accessible company files on their websites.

                    Signed and dated this 24th day of March, 2006 at Vancouver, British Columbia.




                    /s/ "Greg Mosher"
                    ----------------------
                    G.Z. Mosher P.Geo.
                    Senior Geologist,
                    Wardrop Engineering Inc.